Exhibit 10(ffff)


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         AGREEMENT made this 14 day of December, 1994 between PEACHES ENTERTAINMENT CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (the "Company") whose principal offices are located at 3451 Executive Way, Miramar, Florida 33025, and DAVID JACKOWITZ, whose address is 7045 Golf Pointe Circle, Tamarac, Florida 33321 (the "Employee").

         The Employee is presently employed by the Company as its Executive Vice-President and Treasurer under an agreement dated March 31, 1992 (the "1992 Agreement");

         The parties wish to modify the provisions of the 1992 Agreement, effective as of October 1, 1994 (the "Effective Date"), and restate herein all of the terms and conditions which shall apply to the employment of the Employee from and after the Effective Date.

         IT IS, THEREFORE, AGREED,

         1. Subject to all of the terms and conditions of this Agreement, the Company agrees to continue to employ the Employee and the Employee agrees to continue to be employed by the Company from the Effective Date until September 30, 1996 unless sooner terminated as provided herein (the "Period of Employment"). While so employed, the Employee shall serve as the Executive Vice-President and Treasurer of the Company and as

President and Treasurer of URT Industries, Inc. ("URT"), an affiliated company, at the pleasure of the respective boards of directors of the Company and such affiliate, and perform such duties as the board of directors of the Company may determine. The word "Company", as used in paragraphs 2, 3, 6, 7, 8, 12, 13, 15, 16, 17, 21 and 22 of this Agreement shall include any company which is an affiliate of the Company at the time of or after the termination of the Period of Employment, as the term "affiliate" is defined under the Securities Exchange Act of 1934, as amended.

         2. Subject to all of the terms and conditions of this Agreement, the Company also agrees to engage the Employee as a consultant during the period from the date immediatley following the termination of the Period of Employment until September 3, 2005, the date when the Employee reaches age 65, such period hereinafter called the "Consulting Period". During the Consulting Period, the Employee agrees to consult with the executive officers of the Company relating to its operations and business including, without limitation of the generality of the foregoing, matters involving the opening of new stores, the sale of new products, employee relations and the acquisition of other companies. Such services are hereinafter called "Consulting Services". The Consulting Services shall be required to be performed at the home of the Employee, wherever located, unless at the Employer's option, he should desire to perform them at the offices of the Company. In no event shall the Employee be required to spend an aggregate of more than ten (10) hours per month (which shall not be cumulative) in performing the Consulting Services.

         3.   During the Period of Employment, the Employee shall:

              (a) devote his entire working time and energy to the business and affairs of the Company; and

              (b) not, directly or indirectly, be associated (as an owner, partner, shareholder, employee, officer, agent, consultant, adviser, or in any other capacity) with any person, firm, corporation, enterprise or entity other than the Company. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Employee, during such Period, from: (i) acting as a director of another company provided that there is no conflict of interest between such activities and the duties of the Employee under this Agreement, or
(ii) investing his assets in such form or manner as he may determine provided, however, that such investments shall not be made in any company which competes or transacts any material amount of business with the Company or involve any services to be performed by the Employee. The foregoing shall not in any event be construed to prevent the Company from leasing any real property in which the Employee has an interest if such lease is approved by directors who do not have an interest in such real property.

         4. For the services performed by the Employee during the Period of Employment, the Company shall pay to the Employee, monthly, on the first day of each month, the following amounts of base salary ("base salary"):

              (a) for the period commencing on the Effective Date and ending on March 31, 1995, at the rate of Two Hundred Fifty Eight Thousand Eight Hundred Thirty Three Dollars ($258,833) per annum; and

              (b) for the period commencing on April 1, 1995 and ending on September 30, 1996, at the rate of Two Hundred Twenty-Five Thousand Five Hundred Dollars ($225,500) per annum.

         5. (a) As of September 30, 1994, the Employee owed URT the amount of Twenty Five Thousand One Hundred Seven Dollars ($25,107) under a promissory note dated March 31, 1992. In addition to the above described payments of base salary, so long as any indebtedness remains unpaid on such note, there shall be credited against the amounts owed under such note, as additional compensation to the Employee, both during the Period of Employment and the Consulting Period, the amount of Four Hundred Seventy One Dollars ($471) per month on the first day of each month. No such amount shall be credited or paid after such note indebtedness has been paid in full.

              (b) In the event of the death or total disability of the Employee during either the Period of Employment or the

Consulting Period and if any amounts are then owed on such note, the Company will credit the Employee with such additional compensation, as shall equal the aggregate amount which is then owed under such note.

         6. The Employee agrees that he shall be required to perform the services required to be performed during the Period of Employment at any office of the Company which is then located in Dade or Broward Counties, Florida. In no event will the Company require him to permanently relocate to a different area during the Period of Employemnt without his approval.

         7. During the Period of Employment, the Employee shall be entitled to a paid vacation at the rate of four (4) weeks during each period of twelve (12) months commencing on the Effective Date through the balance of the Period of Employment. All such vacations shall be taken at such times as both the Employee and the Company may deem to be appropriate taking into account the Company's needs from time to time.

         8. The Employee acknowledges that he is one of the senior executives of the Company, that his duties have involved him in very significant and highly confidential matters on behalf of the Company and that he possesses intimate knowledge concerning the Company's business, finances and operations.

Both he and the Company agree that if, after the expiration or termination of the Period of Employment, he should engage, directly or indirectly, in any enterprise which is competitive with the Company's activities, such competition could severely injure the Company. Accordingly, the parties have, after thorough discussion, agreed on provisions which they believe are fair in that they protect the Company from such competition while, at the same time, adequately compensate the Employee. Such provisions are as follows:

              (a) During the Consulting Period or Disability Period (as defined in subparagraph 11(a)) during which he is entitled to disability benefits hereunder, the Employee agrees that he will not own or operate or work for or in connection with any company which owns or operates any retail store which sells pre-recorded audio products, including musical tapes and musical compact disks. The restrictions contained in this subparagraph shall apply to the Employee acting by himself or through any other person, firm or entity of any kind, on his own behalf as well as on behalf of any other person, firm or company, either directly or indirectly.

              (b) In addition to the foregoing, the Employee agrees that during the Consulting and Disability Periods, he will not divulge to any other person, firm or company, any information relating to the Company's finances, leases, properties, personnel or manner in which the Company conducts its business.

         9. During the Consulting Period, the Company agrees to pay to the Employee, monthly on the first day of each month, as compensation for his services as a consultant:

              (a) If the Consulting Period commences on October 1, 1996:

                   (i) during each of the first twelve (12) calendar months of the Consulting Period, at the rate of Two Hundred Thirteen Thousand Dollars ($213,000) per annum; and

                   (ii) during each month thereafter until the Employee shall reach the age of sixty-five (65) years, at the rate of Sixty Five Thousand Dollars ($65,000) per annum.

              (b) If the Consulting Period commences before October 1, 1996, for any reason other than death, voluntary resignation, or the Employee's conviction of a crime involving any act of dishonesty which is intended to harm the
Company:

                   (i) during each of the first twelve (12) calendar months of the Consulting Period at the rate of Two Hundred Twenty Five Thousand Dollars ($225,000) per annum;

                   (ii) during each of the next twelve (12) calendar months of the Consulting Period at the rate of One Hundred Twenty Five Thousand Dollars ($125,000) per annum; and

                   (iii) during each month thereafter until the Employee shall reach the age of sixty five (65) years, at the rate of Sixty Five Thousand Dollars ($65,000) per annum.

              (c) The inability of the Employee to perform the Consulting Services during the Consulting Period, in whole or in part, as a result of sickness, accident or other cause outside of the Employee's control, shall not affect the obligation of the Company to pay the Employee the compensation which it is required to pay to him under subparagraphs 9(a) or 9(b).

         10. (a) During the Consulting Period, the Company shall also do the following:

                   (i) use its best efforts to continue to cause the Employee and his wife to be included under the Company's health insurance plan, as in effect at the time of the end of the Period of Employment, and, if they are included, the Company shall be responsible solely for the costs thereof which are allocable to the Employee and his wife which do not exceed Four Hundred Eighty Five Dollars ($485) per month, with the Employee being responsible for all amounts exceeding Four Hundred Eighty Five Dollars ($485) per month. If the Company advises the Employee that despite using its best efforts to do so, it is not able to continue to cause the Employee and his wife to be included in the Company's health insurance plan, and if the Employee believes that it is possible to enable them to be included by following a specific procedure, the Employee shall advise the Company of such procedure which the Company shall communicate to the provider of such health insurance coverage. If the latter agrees that such procedure may be utilized, the Company shall follow such procedure to attempt to enable the Employee and his wife to be included in the Company's health insurance plan provided, however, that under no circumstances, shall the Company be responsible for any costs thereof in excess of Four Hundred Eighty Five Dollars ($485) per month. However, if the Company is not able to cause the Employee and his wife to be included in such plan, the Employee shall be responsible for obtaining health insurance coverage for himself and his wife in which event the Company will reimburse him, from time to time but no more frequently than monthly, with such portion of the cost thereof which does not exceed Four Hundred Eighty Five Dollars ($485) per month; and

                   (ii) pay to the Employee Five Hundred Dollars ($500) per month on the first day of each month to assist him to pay for the costs of any automobile which is used by him during the Consulting Period; and

                   (iii)   continue  to  make  those   payments   described   in
subparagraph 20(b) which are required to be made during the period described therein.

             (b) All payments under subparagraph 10(a) shall be deemed to be additional compensation to the Employee.


         11. (a) In the event of the Employee's total disability during the Period or Employment, the Period of Employment shall terminate in which event the Employee shall be required to perform on behalf of the Company the same services as the Consulting Services until he attains the age of sixty five (65) but only to the extent that he is physically and mentally able to do so. The term "total disability" shall have the same meaning in this Agreement as in the disability income insurance policy which is presently maintained by the Company (the "Disability Policy"). In the event of such total disability, he shall be entitled to receive all amounts which would have been payable under subparagraphs 9(a) or 9(b) as if the Consulting Period had commenced on the date of his total disability. All payments to the Employee under this paragraph shall constitute taxable compensation to the Employee. The period during which he shall be entitled to receive such amounts is referred to herein as the "Disability Period". All payments received by the Employee during the Disability Period under the Disability Policy as in effect at the time of total disability, shall be credited against the first amounts payable to the Employee under this paragraph. All payments required to be made by the Company to the Employed under this paragraph, shall be made quarterly on the first day of each month during the first twelve (12) months of disability and monthly thereafter. Appropriate adjustments shall be made for portions of any year and, at the end of each year, there shall be an adjustment with respect to any permitted credits described above which were not used to offset payments made under this paragraph. The Company agrees to pay all premiums on the Disability Policy during the Period of Employment.

              (b) In addition to the foregoing, during the Disability Period the Company will also make the same payments to or for the Employee and provide the same benefits to the Employee as it would have been required to pay and provide during the Consulting Period if the Employee had not been disabled and the Period of Employment had terminated on the date of total disability. All amounts paid under this subparagraph shall be deemed to be additional compensation to the Employee.

         12. All payments received by the Employee under paragraphs 9, 10 and 11 shall also constitute consideration for the rights granted to the Company under paragraph 8.

         13. As a condition of receiving all payments required to be made during the Consulting Period and as a condition of receiving all amounts payable during the Disability Period, if any, the Employee shall be required to execute, in such form as the Company's attorneys shall approve:

              (a) a general release in favor of the Company and its affiliates, officers and directors, under which he unconditionally releases each of them from and against all liabilities and obligations which they may have to him, without limitation, reserving, however, those rights which are contained in this Agreement; and

              (b) an agreement indemnifying each of them from and against all costs and expenses, including reasonable legal fees and disbursements, in the event of the assertion by the Employee of any claim to which such general release applies.

         14. The Employee shall have the right to cause the Consulting Services to be performed by any entity, corporation or partnership of which he is the controlling shareholder or partner and to assign to it all of his rights to receive the compensation for such Services during the Consulting Period provided, however, that he, alone, shall be required to perform all of the Consulting Services.

         15. For as long as any payments or benefits may be due to Employee under this Agreement, the Company shall not sell all or substantially all of its assets, merge with another company or engage in a reorganization of any kind or nature, in one or a series of transactions, except upon the written agreement by any such other entity, as applicable, a copy of which shall be delivered to Employee, to assume all of the

Company's obligations under this Agreement.

         16. The Employee acknowledges that because of the Company's multi-state business, its desire to continue to expand such business geographically, the significance of the Employee to the Company's business and the severance benefits provided for, the time and geographical restrictions contained in paragraph 8 are fair and reasonable.

         17. The Employee agrees and acknowledges that if he fails to comply with the provisions of subparagraphs 8(a) and (b), such failure would result in irreparable and continuing damage to the Company for which there would be no adequate remedy at law and that the Company, in such event, shall be entitled to injunctive relief and to such other and further remedies as it may deem necessary in order to cause him to comply with his obligations under such paragraphs. If the Company seeks such relief as the result of the Employee's alleged failure to comply with such paragraphs and the Company is successful, in whole or in part, in obtaining the relief sought, the Employee agrees to be responsible for the payment of all legal fees and expenses incurred by the Company in connection with its efforts to remedy such failure to comply. If the Company is not successful, either in whole or in part, the Company agrees to be responsible for the payment of all legal fees and expenses incurred by the Employee in defense of the Company's efforts to remedy the alleged failure to comply. No waiver or purported waiver by the Employee of any benefits under this Agreement shall be construed to release or limit the obligations undertaken by the Employee under subparagraphs 8(a) or (b).

         18. The Company acknowledges that the Employee will require an automobile during the Period of Employment in connection with the normal performance of his duties under this Agreement and agrees, during such Period, to provide him with an automobile of his selection and to pay the costs and expenses of the operation of such automobile.

         19. During the Period of Employment, the Company agrees to supply to the Employee such hospital and medical insurance benefits and similar benefits as the Company provides to other executive employees.

         20. (a) During the period commencing on the Effective Date and continuing through December 31, 1994, the Company will cause a policy of life insurance on the life of the Employee to be maintained which will provide insurance proceeds to be paid to persons who are designated either by the Employee or by persons described in the last sentence of this paragraph who, with the Employee's consent, have purchased such policy or caused it to be issued. The policy shall provide for proceeds of One Million Dollars ($1,000,000) to be payable upon the death of the Employee if the Employee shall die prior to the age of seventy (70) years and in the amount of Seven Hundred Fifty Thousand Dollars ($750,000) if the Employee shall die after the age of seventy (70) years. The Company will either pay or reimburse the Employee for the insurance premiums payable with respect to such insurance. Subject to the Employee's approval, which will not be withheld unreasonably, the Company shall have the right to determine the type of insurance policy which shall be purchased and the company from whom such policy is obtained. As of the Effective Date there were term life insurance policies on the life of the Employee which provided for such aggregate amount of insurance proceeds in the event of the death of the Employee. During the above described period, the Company shall continue to be responsible for payment of the premiums on said policies until and unless they are replaced with other policies as above provided. The above provisions shall apply regardless of whether such policies are owned by the Employee, his wife, a member of his family or a trust established for the benefit of members of the Employee's family.

               (b) After December 31, 1994, the Company shall no longer be required to pay any premiums on the existing policies of insurance on the life of the Employee. On the 1st days of January, 1995, 1996, 1997, 1998, 1999 and 2000, the Company will pay to the Employee, as additional compensation, the amount of Ten Thousand Dollars ($10,000) per annum to enable the Employee to obtain a policy of life insurance on his life from any insurer, in such amounts and containing such terms and conditions as the Employee shall determine.

         21. During the Period of Employment, the Employee shall be authorized to incur reasonable expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items. The Company will reimburse the Employee for all such expenses upon the presentation by the Employee, from time to time, of itemized accounts of such expenditures. At his request, the Company will also advance to him, from time to time, amounts which are approved by it and reasonably required by him to perform the Consulting Services.

         22. Notwithstanding anything heretofore contained in this Agreement, the Company shall be entitled to terminate the Employee's employment hereunder, without cause, on September 30, 1995 or at any time thereafter provided that it has first given at least thirty (30) days advance notice to the Employee. In such event, the Employee, if requested by the Company, shall continue to render his services and be paid his regular compensation up to the time of termination. Without limitation of anything heretofore contained, it is understood that in such event, all provisions of this Agreement which are applicable to the Consulting Period will then take effect.

         23. This Agreement shall not be altered, amended or supplemented except by an instrument or instruments in writing signed by both the Company and the Employee and no rights contained herein may be waived or abridged except by the execution of such written instrument by both parties.

         24. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns and upon the heirs, legal representatives and assigns of the Employee.

         25. Any notices or communications between the parties given hereunder shall be in writing and sent by certified or registered mail, postage prepaid, as follows: If to the Employee, addressed to him at his address above written. If to the Company, addressed to its address above written, attention Allan Wolk; or to such other address or addresses as either party may, from time to time, designate in writing to the other.

         26. If for any reason any provision of this Agreement shall be found to be void or invalid, such provision shall be construed in a manner so as to give it maximum effect and such finding shall not effect the validity of the rest of the Agreement, which shall remain in force as if executed with the void or invalid provision eliminated.

         27. This Agreement supersedes any and all prior agreements between the Company and Employee with respect to the subject matter hereof.

         28. URT does not guarantee performance of and is not responsible for any of the obligations undertaken by the Company to the Employee hereunder.

         29. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any action or proceeding which is brought by either party to enforce this Agreement shall be brought in a court of appropriate jurisdiction located in Broward County, Florida. If either party commences any such action or proceeding for such purpose, the party who prevails after a final judgment has been entered, which is no longer appealable, shall be responsible for the payment of the costs and expenses which are incurred in such litigation by the non-prevailing party including, without limitation, appellate costs and reasonable attorneys' fees.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.



WITNESSED ON BEHALF
OF THE COMPANY BY:             PEACHES ENTERTAINMENT CORPORATION


/s/ Brian Wolk                   By:/s/ Allan Wolk (L.S.)
- ---------------------------       --------------------------------
                                             Chairman

/s/ Jason Wolk
- ---------------------------


WITNESSED ON BEHALF
OF THE EMPLOYEE BY:


/s/ Rebecca Sandoval                   /s/ David Jackowitz
- ---------------------------       --------------------------------
                                           David Jackowitz

/s/ Gail Sokolow
- ---------------------------